Exhibit 10.yy

Adopted pursuant to resolutions of the Cinergy Corp.

Benefits Committee on December 17, 2004

AMENDMENT TO THE

CINERGY CORP. NON-UNION EMPLOYEES’ PENSION PLAN

The Cinergy Corp. Non-Union Employees’ Pension Plan, as amended and restated effective January 1, 2003, is hereby amended, effective as of January 1, 2005 or such other date specified below.

(1)           Explanation of Amendment

The Amendment (i) clarifies the actuarial factors applicable to level income forms of benefit, (ii) clarifies that nonresident aliens with no United States source income are not eligible to participate in the Plan, (iii) reduces the amount to which an involuntary cash-out applies from $5,000 to $1,000, (iv) provides that, for purposes of the traditional program, accrued vacation pay will be taken into account when determining the highest average earnings of a participant in the phased retirement program and when determining the highest average earnings of a Participant whose highest average annual earnings for any three consecutive calendar years out of his last ten years of participation do not occur during the final three years of his participation, (v) increases the multiplier, for purposes of the traditional program formula, from 1.4 percent to 1.55 percent for years of participation in excess of 35 for participants who terminate employment on or after January 1, 2005 and (vi) deletes the exclusion of employees of Vestar, Inc.

(2)           Amendment

(a)            For annuity starting dates beginning on or after July 1, 2004, Section 1.5(c) of the Plan is hereby amended and restated in its entirety to read as follows:

“Lump Sums and Level Income Forms of Payment:

With respect to any lump sum payment under Subsection 7.2(f) (Cash Balance Account Single Sum) or Section 8.3 (Small Benefits), and any level income form of payment that may be payable under Subsection 7.2(d) (Life Annuity Level Income Option) or Subsection 7.2(e) (100 Percent Contingent Annuitant Level Income Option) that may be payable under the Plan during a Plan Year, the Actuarial Equivalent will be calculated using the applicable mortality table as prescribed from time to time by the Secretary of the Treasury (for distributions with Annuity Starting Dates after December 30, 2002, the mortality table prescribed in Revenue Ruling 2001-62) and an interest rate equal to the “applicable interest rate” under Code subsection 417(e) as specified by the Commissioner of Internal Revenue in revenue rulings, notices or other guidance published in the Internal Revenue Bulletin (currently based on the annual rate of interest on 30-year Treasury securities) for the fifth full calendar month preceding the first day of the Plan Year in which the Annuity Starting Date occurs.”

(b)            Section 1.5 of the Plan is hereby amended by adding the following at the end thereof:

“(g)         Special Rule for Level Income Option:

In the case of a Participant who had an accrued benefit under the Plan as of June 30, 2004, no benefit determination of the level income option form of payment will produce an amount with respect to the accrued benefit under the Plan as of June 30, 2004 that is less than that which would have been produced utilizing both the actuarial assumptions specified in the Plan as in effect on June 30, 2004 and the annual pension accrued as of June 30, 2004, determined under the provisions of the Plan as then in effect.”

(c)            Section 1.38 of the Plan is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing provisions of this Section, an Eligible Employee shall not include any individual who is a nonresident alien and who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from an Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).”

(d)            Effective as of January 1, 2003, Section 1.38 is hereby amended by deleting the following sentence from such Section:

“Notwithstanding the foregoing provisions of this Section 1.38, Eligible Employee shall not include any Employee of Vestar, Inc. whose Employment Commencement Date is after December 31, 2002.”

(e)            Section 1.52 of the Plan is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, in the event that the Participant’s highest average annual Earnings occurs other than during his last 36 months of Participation, the Participant’s Highest Average Earnings shall be calculated as if the Accrued Vacation Pay, if any, that was received by the Participant was received during the last month that occurs during the period that is used for purposes of determining the Participant’s Highest Average Earnings.

Notwithstanding the foregoing, but only with respect to a Participant who is in the Employer’s phased retirement program, in the event that the Participant receives Accrued Vacation Pay in the Plan Year immediately following the Plan Year in which he begins to participate in the phased retirement program, the Participant’s Highest Average Earnings shall be calculated as if such Accrued Vacation Pay was received by the Participant  during the last month that occurs during the period that is used for purposes of determining the Participant’s Highest Average Earnings.”

(f)             Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“Normal Retirement Pension Formula

Except as otherwise expressly provided in this Article, a Participant who retires on or after his Normal Retirement Date will be entitled to a Nonforfeitable Annual Pension under this Plan equal to the sum of (a) plus (b), where (a) is equal to:

(1)           1.1 percent of the Participant’s Highest Average Earnings plus

(2)           0.5 percent of the amount by which his Highest Average Earnings exceed his applicable Covered Compensation, multiplied by the number of his years of Participation not in excess of 35;

and (b) is equal to:

(1)           except as provided in Subsection (2) below, 1.4 percent of the Participant’s Highest Average Earnings, multiplied by the number of his years of Participation in excess of 35, and

(2)           for each Participant whose Severance from Service occurs on or after January 1, 2005, 1.55 percent of the Participant’s Highest Average Earnings, multiplied by the number of his years of Participation in excess of 35.”

(g)            Section 4.1A(b) of the Plan is hereby amended by adding the following at the end thereof:

“If at the time that the Participant first becomes a Cash Balance Participant in accordance with Subsection 3.2(c) he has at least 35 years of Participation in the Cinergy Corp. Union Employees’ Retirement Income Plan or the Cinergy Corp. Non-Union Employees’ Pension Plan under a formula other than a cash balance formula, his opening balance in his Cash Balance Account (as of the date he becomes a Cash Balance Participant) shall be determined as provided above in this Subsection (b) except that his accrued benefit  (payable in the form of an annuity for the life of the Participant beginning at the later of the Participant’s normal retirement date under the transferor plan or the first day immediately prior to the date the Participant becomes or again becomes a Cash Balance Participant) with respect to which assets (and liabilities) were transferred from the Cinergy Corp. Union Employees’ Retirement Income Plan or Cinergy Corp. Non-Union Employees’ Pension Plan) shall be determined as if his years of Participation in excess of 35 were multiplied by 1.55 percent, rather than by 1.4 percent, in the pension formula contained in the applicable transferor plan.”

(h)            Effective with respect to distributions made on or after March 1, 2005, Section 8.3 of the Plan is hereby amended by deleting the amount of “$5,000” each place it appears therein and substituting therefore the amount of “$1,000.”

IN WITNESS WHEREOF, Cinergy Corp. has caused this Amendment to be executed and approved by its duly authorized officer.

By:	/s/ Timothy J. Verhagen
Timothy J. Verhagen
Vice President of Human Resources

Date:	December 17, 2004